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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Shopko Stores, Inc. on Form S-3 of our reports dated April 2, 1996, included and incorporated by reference in the Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (52 weeks) ended February 24, 1996 and to the use of our report dated April 24, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Selected Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin


May 5, 1997